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                                                                    EXHIBIT 10.1


                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

   This Non-Competition and Confidentiality Agreement (the "Agreement") is made this 1st day of August, 2000, by and between ________________________,
(hereinafter the "Employee") and TyCom (US) Inc. (formally Tyco Submarine Systems Ltd.) and any affiliate of TyCom (US) Inc., having offices at 60 Columbia Turnpike, Bldg. A., Morristown, New Jersey 07962 (hereinafter individually and collectively "TyCom").

   WHEREAS, Employee has previously executed an agreement in connection with his/her employment with TyCom by which Employee agreed, among other things, to maintain the confidentiality of certain information as well as to assign all right, title and interest in and to any intellectual property developed by the Employee during the course of his/her employment with TyCom; and

   WHEREAS, TyCom intends grant the Employee stock options under the TyCom Ltd. Long Term Incentive Plan (the "TyCom Options") in accordance with the terms of a Stock Option Agreement, a copy of which has been separately provided to the Employee.

   NOW, THEREFORE, in consideration of the grant of the TyCom Options, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Employee hereby agrees to the following terms and conditions:

1. INCORPORATION OF PRIOR AGREEMENT. Employee has previously executed an agreement captioned "Employee Agreement Regarding Intellectual Property" in connection with his/her employment with TyCom, a copy of which is attached hereto, and Employee reaffirms and agrees to such agreement, the terms of which are incorporated herein.

2. NON-SOLICITATION. Employee agrees, both during his/her employment and for a period of twelve months thereafter, not to directly or indirectly solicit, recruit or encourage any employees or consultants to leave the employ of TyCom, nor to directly or indirectly encourage any customers, suppliers, or affiliates to refrain from or to stop doing business with TyCom, either on Employee's own behalf or on behalf of any other person or entity.

3. NON-COMPETITION. Employee agrees, subject to the conditions hereinafter stated, that he/she will not, within one year after leaving TyCom's employ, engage or enter into employment by, or into self-employment or gainful occupation as, a Competing Business, or act directly or indirectly as an advisor, consultant, agent, or representative for a Competing Business; provided, however, that the non-competition provision shall only be triggered in the event that TyCom elects to pay the Employee his/her compensation (based on the Employee's base salary and cash bonus payable based on the prior fiscal year) for the one year period after the Employee's departure. As used herein, "Competing Business" means a business (1) which is engaged in the manufacture, sale or other disposition of a product or service which is in direct competition with a product or service, whether existing or under development, of TyCom, or
(2) which has under development a product or service that is in direct competition with a product or service, whether existing or under development, of TyCom.

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4.    RECISSION. Employee agrees that with respect to the TyCom Options, any failure to comply with any provision of this Agreement (i) at any time shall result in the immediate forfeiture of all outstanding TyCom Options held by Employee and (ii) prior to, or during the six months after, any exercise, payment or delivery pursuant to such stock options shall cause such exercise, payment or delivery to be rescinded. TyCom shall notify Employee in writing of any such rescission within two years after such exercise, payment or delivery, provided, however, that TyCom may, in its discretion, in any individual case, provide for waiver in whole or in part of compliance with the provisions of this paragraph 4. Within ten days after receiving such a notice from TyCom, Employee agrees to pay to TyCom the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to the stock options. Such payment shall be made either in cash or by returning to TyCom the number of shares of TyCom stock that Employee received in connection with the rescinded exercise, payment or delivery.

6. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the state in which Employee works or was last employed by TyCom.

7. SEVERABLE PROVISIONS. In the event one or more of the provisions, or portions thereof, contained in this Agreement shall, for any reason be invalid, illegal, or unenforceable, such circumstances shall not affect any other provision hereof and this Agreement shall continue in full force and effect and be construed as if such provision, to the extent that it is invalid, illegal or unenforceable, had never been contained herein.

8. INJUNCTIVE RELIEF. Employee acknowledges that TyCom may be irreparably damaged by any violation of this Agreement. Without prejudice to the rights and remedies otherwise available to TyCom, TyCom shall be entitled to seek equitable relief, including an injunction or specific performance, in the event of any material breach of the provisions of this Agreement by Employee.

9. ENTIRE AGREEMENT. This Agreement and the Employee Agreement Regarding Intellectual Property constitute the entire understanding between Employee and TyCom with regards to the matters contained herein and therein.


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Employee's Name (Print)                   Employee Social Security Number


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Employee's Signature                      Date


TyCom (US) Inc.


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Its:                                      Date